400 Centre Street, Newton, MA 02458-2076	tel: (617) 796-8350 fax: (617) 796-8349
Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:
Timothy Bonang
Manager of Investor Relations
(617) 796-8349
www.snhreit.com

Senior Housing Properties Trust Annual Meeting
Adjourned To May 30, 2007
_________________________________

Newton, MA (May 8, 2007). The annual meeting of shareholders of Senior Housing Properties Trust (NYSE: SNH) which was scheduled for today has been adjourned until 10:00 a.m. on Wednesday, May 30, 2007. The adjourned meeting will convene at SNH’s offices at 400 Centre Street, Newton, MA 02458.

Senior Housing Properties Trust is a real estate investment trust which owns hospitals, nursing homes and independent and assisted living communities throughout the United States.

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A Maryland Real Estate Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.